UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021

G Squared Ascend I Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39981	98-1578016
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

205 N Michigan Ave, Suite 3770 Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (312) 552-7160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fifth of a Warrant to acquire one Class A ordinary share	GSQD.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	GSQD	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	GSQD.W	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share, issuable upon exercise of Redeemable Warrants	GSQD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 4, 2021 the Registration Statement on Form S-1 (File No. 333-252268) and on Form S-1 MEF (File No. 333-252759) (together, the "Registration Statement") relating to the initial public offering (the "IPO") of G Squared Ascend I Inc. (the "Company") was declared effective by the U.S. Securities and Exchange Commission.

On February 9, 2021 the Company consummated the IPO of 34,500,000 units (the "Units"), which included the exercise of the underwriters’ option to purchase an additional 4,500,000 Units at the initial public offering price to cover over-allotments, with each Unit consisting of one Class A ordinary share, $0.0001 par value per share (the "Class A Ordinary Shares"), and one-fifth of one redeemable warrant (the "Public Warrants"), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds of $345,000,000.

Further, in connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Registration Statement:

• an Underwriting Agreement, dated February 4, 2021, among the Company and UBS Securities LLC which contains customary representations and warranties and indemnification of the underwriter by the Company;

• a Warrant Agreement, dated February 4, 2021, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the "Warrant Agreement"), which sets forth the expiration and exercise price of and procedure for exercising the Warrants (as defined below); certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments to the Warrant Agreement; and indemnification of the warrant agent by the Company under the agreement;

• an Investment Management Trust Agreement, dated February 4, 2021, between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO and certain of the proceeds of the sale of the Private Placement Warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement;

• a Registration and Shareholder Rights Agreement, dated February 4, 2021, among the Company, the Sponsor and certain equityholders of the Company, which provides for customary demand and piggy-back registration rights for the Sponsor, and customary piggy-back registration rights for such other equityholders, and, upon and following consummation of our initial business combination, the right of the Sponsor to nominate three individuals for election to the Company's board of directors;

• a Private Placement Warrants Purchase Agreement, dated February 4, 2021, between the Company and G Squared Ascend Management I, LLC (the "Sponsor"), pursuant to which the Sponsor purchased 6,100,000 warrants to purchase Class A ordinary shares for $1.50 per warrant in a private placement with each whole warrant entitling the holder thereof to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment (the "Private Placement Warrants" and, together with the Public Warrants, the "Warrants"); and

• Letter Agreement, dated February 4, 2021, among the Company, the Sponsor, each director and officer, and certain equityholders of the Company, pursuant to which each of the Sponsor, directors, officers and equityholders of the Company have agreed to vote any Class A ordinary shares held by him, her or it in favor of the Company's initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months of the closing of the IPO; to certain transfer restrictions with respect to the Company's securities; to certain indemnification obligations of the Sponsor; and the Company has agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of the Sponsor.

• Forward Purchase Agreement, dated February 4, 2021, between the Company and the Sponsor, pursuant to which the Sponsor or an affiliate of the Sponsor will purchase an aggregate of 10,000,000 forward purchase securities, for an aggregate purchase price of $100,000,000, with each forward purchase security consisting of one Class A ordinary share and one-fifth of one redeemable warrant in each case, for $10.00 per forward purchase security, in a private placement to close substantially concurrently with the closing of our initial business combination. The capital from such private placement would be used as part of the consideration to the sellers in our initial business combination, and any excess capital from such private placement would be used for working capital in the post-transaction company.

• Administrative Services Agreement, dated February 4, 2021, between the Company and the Sponsor, pursuant to which, commencing on the date that the Company’s securities are first listed on the NYSE through the earlier of consummation of the initial business combination and the liquidation, the Company will pay the Sponsor $10,000 per month for office space, secretarial and administrative services provided to the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

Simultaneous with the consummation of the IPO and the issuance and sale of the Units, the Company consummated the private placement of 6,100,000 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, generating total proceeds of $9,150,000 (the "Private Placement"). The Private Placement Warrants are substantially similar to the Public Warrants, except that if held by the Sponsor or its permitted transferees, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption (except in certain circumstances when the Public Warrants are called for redemption and a certain price per Class A Ordinary Share threshold is met) and (iii) subject to certain limited exceptions including the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants, will be subject to transfer restrictions until 30 days following the consummation of the Company's initial business combination. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by holders on the same basis as the Public Warrants. The Private Placement Warrants have been issued pursuant to the Private Placement Warrant Purchase Agreement and the Private Placement Warrants are governed by the Warrant Agreement.

Item 5.03.	Amendments to Memorandum and Articles of Association.

On February 4, 2021, the Company adopted its Amended and Restated Memorandum and Articles of Association. The Amended and Restated Memorandum and Articles of Association is filed herewith as Exhibit 3.1 and is incorporated by reference herein.

Item 8.01.	Other Events.

Of the net proceeds from the IPO and the Private Placement, a total of $345,000,000 was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its income taxes, if any, the proceeds from the IPO and the sale of the Private Placement Warrants held in the trust account will not be released from the trust account (1) to the Company until the completion of its initial business combination or (2) to the Company's public shareholders, until the earliest of: (a) the completion of the Company's initial business combination, and then only in connection with those Class A ordinary shares that such shareholders properly elect to redeem, subject to certain limitations, (b) the redemption of any public shares properly tendered in connection with a (i) shareholder vote to amend the Company's amended and restated memorandum and articles of association to modify the substance or timing of its obligation to provide holders of its Class A ordinary shares the right to have their shares redeemed in connection with its initial business combination within 24 months from the closing of the IPO or (ii) with respect to any other provisions relating to shareholders' rights of holders of the Company's Class A ordinary shares or pre-initial business combination activity and (c) the redemption of all of the Company's public shares if the Company has not completed its initial business combination within 24 months from the closing of the IPO, subject to applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, by and between the Registrant and UBS Securities LLC, as sole underwriter.
3.1	Amended and Restated Memorandum and Articles of Association.
4.1	Warrant Agreement, between Continental Stock Transfer & Trust Company and the Registrant.
10.1	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.2	Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.
10.3	Private Placement Warrant Agreement between the Registrant and the Sponsor.
10.4	Letter Agreement between the Registrant, the Sponsor and each director, officer and equity holder of the Registrant.
10.5	Forward Purchase Agreement between the Registrant and the Sponsor
10.6	Administrative Services Agreement between the Registrant and the Sponsor

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2021

G Squared Ascend I Inc.

By:	/s/ Ward Davis
Name: Ward Davis
Title: Chief Executive Officer